                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM S-3D

                                REGISTRATION STATEMENT

                           Under The Securities Act of 1933

                             INVESTORS REAL ESTATE TRUST
                (Exact name of registrant as specified in its charter)

                                     NORTH DAKOTA
            (State or other jurisdiction of incorporation or organization)

                                      45-0311232
                         (I.R.S. Employer Identification No.)

                12 SOUTH MAIN, MINOT, NORTH DAKOTA 58701 701-837-4738
            (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                 THOMAS A. WENTZ SR. 12 SOUTH MAIN MINOT, N.D. 58701
             (Name and Address, including zip code, of agent for service)

                              TELEPHONE NO. 701-837-4738
            (Telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public is as soon as possible after the effective date of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /X/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box: / /


                      CALCULATION OF REGISTRATION FEE


Title of securities        Amount to be        Proposed Maximum          Proposed Maximum         Amount of
 to be registered           registered          offering price          aggregate offering     registration fee
                                                   Per Unit                   Price
-----------------------   ---------------      ----------------         ------------------     ----------------
   Investors Real         750,000 shares       $7.25 per share            $5,437,500.00           $1,087.50
Estate Trust Shares                                                     aggregate offering
   of Beneficial                                                              price
      Interest


                                       I

INVESTORS REAL ESTATE TRUST                                          PROSPECTUS

                              DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan (the"Plan") of Investors Real Estate Trust ("IRET") described herein provides holders of IRET's Shares of Beneficial Interest ("Shares") with a simple and convenient method of investing cash dividends in additional Shares without payment of any brokerage commission or service charge.

The proceeds of dividends reinvested in the Plan will be used to purchase Shares. The Administrator of the Plan will attempt to purchase sufficient Shares in the open market for purposes of this Dividend Reinvestment Plan. To the extent sufficient Shares are not acquired through open-market purchases, the Agent may purchase new Shares from IRET. The price of Shares purchased with reinvested dividends will be the weighted purchase price for IRET Shares paid by the Plan. (Question 14).

Participants in the Plan may:

     1) Automatically reinvest cash dividends on all Shares registered in their names, or,

     2) Automatically reinvest cash dividends on less than all of the Shares registered in their names and continue to receive cash dividends on the remaining Shares.

Holders of Shares who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

IRET reserves the right to terminate the Plan at anytime.

The Plan does not represent a change in IRET's dividend policy or a guarantee of future dividends. Dividends will continue to depend on earnings, financial requirements, and other factors.

This Prospectus relates to up to 750,000 Shares with no par value.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _______________.

                                AVAILABLE INFORMATION

IRET is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the"Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission") relating to its business, financial position, results of operations and other matters. Information as of particular dates concerning the Directors is disclosed in proxy statements. Such reports, proxy statements and other information can be inspected at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C.; and at certain of its Regional Offices, located at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois; Room 1102, Federal Building, 26 Federal Plaza, New York, New York; and 5757 Wilshire boulevard, Suite 500 East, Los Angeles, California. Copies of such material can be obtained from the Public Reference Section of the Commission in Washington, D.C. 20549 at prescribed rates. The information is also available over the internet by accessing the EDGAR database located at www.sec.gov.

IRET has filed with the Commission a Registration Statement under the Securities Act of 1933 with respect to the Shares of Beneficial Interest offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to IRET, the Shares of Beneficial Interest and related matters, reference is made to such Registration Statement, including the exhibits incorporated therein by reference or filed as a part thereof.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents and portions of documents filed by IRET with the Commission are hereby incorporated into this Prospectus by reference:

     (1) IRET's most recent Annual Report on Form 10-K filed pursuant to the Exchange Act.

     (2) All other reports filed pursuant to the Exchange Act, including reports on Form 10-Q and 8-K, since the end of the fiscal year covered by the annual report.

     (3) The description of IRET's Shares, which is contained in a registration statement filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     (4) All documents filed by IRET pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to which this Prospectus relates shall also be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents.

The foregoing documents incorporated by reference in this Prospectus (not including exhibits to the information that are incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, made to Shareholder Relations, Investors Real Estate Trust 12 South Main Minot, North Dakota. (701) 852-1756; fax (701) 838-7785.

No person has been authorized to give any information, or to make any representations other than those contained in this Prospectus or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been authorized by IRET. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date hereof.

This Prospectus relates to the Shares of Beneficial Interest of IRET registered for sale under the Plan. It is suggested that this Prospectus be retained for future reference.

                                     THE COMPANY

IRET is a real estate trust organized on July 31, 1970, under the laws of North Dakota. IRET's principal executive offices are located at 12 South Main, Minot, ND 58701. IRET's telephone number is 701-837-4738.

       DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The Dividend Reinvestment and Stock Purchase Plan (the "Plan") for holders of IRET Shares is described in the following questions and answers:

For further information concerning the Plan, please address correspondence to:

          Shareholder Relations
          Investors Real Estate Trust
          12 South Main
          Minot, ND 58701

                                       PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide holders of record of Shares of Beneficial Interest ("Shares") of IRET with a convenient and economical way of investing cash dividends in Shares of Beneficial Interest of IRET at a 5% discount from the price prior to investment (see Question 14) and without payment of any brokerage commission or service charge.

                                      ADVANTAGES

2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     By participating in the Plan:

     - You may purchase Shares at a 5% discount from the market price (see Question 14) by reinvesting cash dividends on all or less than all of the Shares registered in your name.

     - You pay no brokerage commission or service charge in connection with investments under the Plan.

     - Record keeping is simplified under the Plan by the provision of a statement of account to each participant.

     - You are assured safekeeping of Shares credited to your account because certificates are not issued unless requested.

                                    ADMINISTRATION

3.   WHO ADMINISTERS THE PLAN?

     Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (the "Agent"), administers the Plan for participants, keeps records, sends statements of account after each purchase to participants and performs other duties relating to the Plan. The Agent purchases Shares from IRET as agent for participants in the Plan and credits the shares to the accounts of the individual participants.

                                     ELIGIBILITY

4.   WHO IS ELIGIBLE TO PARTICIPATE?

    (a)  IRET Shareholders of Record.

     All holders of record of IRET Shares are eligible to participate in the Plan.

     (b)  Beneficial Owners of IRET Shares.

     Beneficial owners, whose Shares are registered in names other than their own (for instance, in the name of a broker or bank nominee), may participate in the reinvestment of cash dividends on such Shares only if their broker or nominee offers the option of a dividend reinvestment program.

5.   HOW IS THE PLAN TO BE INTERPRETED?

     Any question of interpretation arising under the Plan will be determined by IRET and any such determination will be final.

                                    PARTICIPATION

6.   HOW DO HOLDERS OF SHARES JOIN THE PLAN?

     A holder of record of IRET Shares may join the Plan at any time by completing and signing an Authorization Card and returning it to the Agent. An Authorization Card and a postage-paid return envelope may be obtained at any time by writing to the Agent: Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701, (701) 852-1756.

7.   WHAT DOES THE AUTHORIZATION CARD PROVIDE?

     If you check the appropriate box on the Authorization Card, you may elect "Full Dividend Reinvestment" and the Agent will apply all cash dividends on all Shares then or subsequently registered in your name toward the purchase of Shares.

     If you elect to reinvest dividends on only a portion of your Shares, you should check the "Partial Dividend Reinvestment" box on the Authorization Card and the Agent will reinvest cash dividends on only the percentage of your dividends that you specify on the Authorization Card toward the purchase of additional Shares, and will pay cash dividends on the rest of your Shares.

     The Agent will reinvest automatically any subsequent dividends on the Shares credited to your account under the Plan. The Plan, in other words, operates so as to reinvest dividends on a cumulative basis on the Shares designated on your Authorization Card and on all Shares accumulated and held in your Plan account, until you specify otherwise by notice in writing delivered to the Agent or withdraw from the Plan altogether, or until the Plan is terminated. See Question 27 for the consequences of sales of Shares subject to the Plan.

8.   WHAT ARE MY OPTIONS UNDER THE PLAN?

     By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

     - To reinvest cash dividends automatically on all Shares now and subsequently registered in your name at 95% of the recent market price of the Shares (see Question 14 for a description of how this is computed).

     - To reinvest cash dividends automatically on less than all of the Shares registered in your name (a specified percentage) at 95% of the recent market price and to continue to receive cash dividends on the remaining Shares.

9.   MAY I CHANGE OPTIONS UNDER THE PLAN?

     Yes. You may change options under the Plan at any time by completing and signing a new Authorization Card and returning it to the Agent. The answer to Question 6 tells how to obtain an Authorization Card and return envelope. Any change concerning the reinvestment of dividends must be received by the Agent not later than ten days prior to the record date for a dividend (see Question 10) in order for the change to become effective with that dividend.

10.  WHEN WILL INVESTMENT OF DIVIDENDS RESPECTING IRET SHARES START?

     If your Authorization Card is received by the Agent ten calendar days prior to the record date for determining the holders of shares entitled to receive the next dividend, reinvestment of your dividends will commence with that dividend. If your Authorization Card is received subsequent to ten calendar days prior to the record date, reinvestment of your dividends (or designated portion thereof) will not start until payment of the next following dividend. The record date for dividend payments on the Shares are generally on or about January 15, April 1, July 1 and October 1.

                                      PURCHASES

11.  WHAT IS THE SOURCE OF IRET SHARES PURCHASED FOR ME UNDER THE PLAN?

     Shares purchased by you under the Plan will come either from Shares purchased by the Agent on the open market for the Dividend Reinvestment Plan, or, to the extent Shares are not available on the open market, from authorized but unissued IRET Shares.

12.  WHEN WILL DIVIDENDS BE INVESTED IN ADDITIONAL SHARES?

     Reinvestment of dividends will be made as soon as practical after the dividend becomes payable, but in no event later than the date which is ten days before the next dividend record date. Participants will become owners of Shares purchased under the Plan as of the date of purchase.

13.  WHAT IS THE INVESTMENT DATE?

     The Investment Date for dividends will be as soon as practical after the Dividend Payment Date. Dividend payment dates are generally January 15, April 1, July 1 and October 1. If an Investment Date falls on a Saturday, Sunday or holiday, the Investment Date will be the next following business day.

14.  WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     The Shares are traded on the NASDAQ Small Cap Market. The price at which the Shares will be purchased will be the aggregate weighted average price of all shares purchased with the total amount of reinvested dividends. Since the agent responsible for purchasing the shares is also able to purchase newly issued shares directly from IRET under this Registration without payment of any commission, it is unlikely that the price of shares purchased under the Plan will exceed the $7.25 registration price. If the reinvestment price involves a fraction, it will be expressed in one-eighth of a point, with a rounding out to the next higher one-eighth of a point.

15.  HOW WILL THE NUMBER OF SHARES PURCHASED FOR ME BE DETERMINED?

     The number of Shares that will be purchased for you on any Investment Date will depend on the amount of your dividend to be invested and the applicable purchase price of the Shares that results from dividing the aggregate amount of dividends to be invested by the average aggregate purchase price for all shares purchased. Fractional shares will be credited to your account. At any time when you withdraw from the Plan or request all Shares to be transferred to your name, any fractional shares will be paid in cash.

                                        COSTS

16.  ARE THERE ANY COSTS TO ME FOR MY PURCHASES UNDER THE PLAN?

     There are no brokerage fees for purchases of Shares under the Plan because Shares are either purchased directly from IRET or IRET has agreed to pay any applicable brokerage fees on behalf of Plan participants. All costs of administration of the Plan will be paid by IRET. However, those participants whose Shares are held by a Broker or other nominee most likely will incur some fees and costs. Brokers and nominees may impose charges or fees in connection with their handling of participation in the Plan by nominee and fiduciary accounts.

                                      DIVIDENDS

17.  WILL DIVIDENDS BE PAID ON SHARES HELD IN MY PLAN ACCOUNT?

     Yes. Cash dividends on Shares credited to your account are automatically reinvested in additional shares and credited to your account.

                               REPORTS TO PARTICIPANTS

18.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     Following each purchase of Shares for your account, the Agent will mail to you a statement of account showing amounts invested, the purchase price (see Question 14), the number of Shares purchased, and other information for the year to date. Each participant will receive a Form 1099 showing income reportable for Federal income tax purposes following the final purchase in each calendar year (see Question 27). These statements are your record of the cost of your purchases and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Shares.

                               CERTIFICATES FOR SHARES

19.  WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED UNDER THE PLAN?

     Shares purchased by the Agent for your account will be registered in the name of the Agent's nominee and certificates for such Shares will not be issued to you until requested. The total number of Shares credited to your account will be shown on each statement of account. This custodial service helps to protect you against the risk of loss, theft or destruction of stock certificates.

     Certificates for any number of whole Shares credited to your account will be issued to you at any time upon written request to the Agent. Cash dividends with respect to Shares represented by certificates issued to you will continue to be automatically reinvested. Any remaining Shares will continue to be credited to your account.

     If the written request to the Agent is for certificates to be issued for all Shares credited to your account, any fractional share will be paid in cash.

     Certificates for fractions of shares will not be issued under any circumstances.

20.  MAY SHARES IN MY PLAN ACCOUNT BE PLEDGED?

     No. You must first request that certificates for Shares credited to your Plan account be issued to you (see Question 21) before you can pledge such Shares.

21.  IN WHOSE NAME WILL CERTIFICATES BE REGISTERED AND ISSUED?

     When issued, certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained. For holders of record, this generally will be the name or names in which your Share certificates are registered at the time you enroll in the Plan. Upon written request, Shares will be registered in any other name, upon the presentation to the Agent of evidence of compliance with all applicable transfer requirements (including the payment of any applicable transfer taxes).

                               WITHDRAWAL FROM THE PLAN

22.  WHEN MAY I WITHDRAW FROM THE PLAN?

     You may withdraw from the Plan at any time. If your request to withdraw is received by the Agent ten calendar days prior to the record date for determining the holders entitled to receive the next dividend respecting any Shares held by you, your request will be processed following receipt of the request by the Agent. If your request to withdraw is received by the Agent subsequent to ten calendar days prior to the record date for determining the holders entitled to receive the next dividend respecting such Shares but before payment of the dividend, the dividend will be reinvested for your account and your request for withdrawal will be processed promptly thereafter.

     After your request for withdrawal has become effective, all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

23.  HOW DO I WITHDRAW FROM THE PLAN?

     In order to withdraw from the Plan, you must send a letter, stating that you wish to withdraw, to Odell-Wentz & Associates, L.L.C., 12 South Main, Minot, ND 58701. When you withdraw from the Plan, or upon termination of the Plan by IRET, certificates for Shares credited to your account under the Plan will be issued to you. Any fractional share will be paid in cash.

                                  OTHER INFORMATION

24.  WHAT HAPPENS IF I SELL OR TRANSFER SHARES REGISTERED IN MY NAME?

     If you dispose of all Shares registered in your name, the dividends on the Shares credited to your Plan account will continue to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

25. WHAT HAPPENS IF IRET ISSUES A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR HAS A RIGHTS OFFERING?

     Any stock dividends or split shares distributed by IRET on Shares credited to your Plan account will be added to your account. Stock dividends or split shares distributed on Shares for which you hold certificates will be mailed directly to you in the same manner as to shareholders who are not participating in the Plan.

     In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares owned; that is, the total number of Shares for which you hold certificates and the total number of Shares held in your Plan account.

26.  CAN I VOTE SHARES IN MY PLAN ACCOUNT AT MEETINGS OF SHAREHOLDERS?

     Yes. You will receive a proxy for the total number of Shares held, both the Shares for which you hold certificates and those credited to your Plan account. The total number of Shares held may also be voted in person at a meeting.

     If the proxy is not returned or if it is returned unsigned, none of your Shares will be voted unless you vote in person.

27.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

     Under Internal Revenue Service rulings in connection with similar plans, dividends reinvested will be treated as taxable notwithstanding the dividends being reinvested in stock. Under prior Internal Revenue Service rulings, it was assumed that the 5% discount was also taxable. Recent Internal Revenue Service rulings suggest that the 5% discount is a reduced taxable basis for the shares received. Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

     Distributions by real estate investment trusts are treated as dividends to the extent a real estate investment trust has earnings and profits for Federal income tax purposes. To the extent that the amount so distributed by IRET exceeds the current and accumulated earnings and profits of IRET, such excess would be treated for Federal income tax purposes as a return of capital to the shareholder. Each participant will receive a Form 1099 showing total dividend income, the amount of any return of capital distribution and the amount of any capital gain dividend for the year.

     The holding period of Shares acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date on which the Shares were purchased for your account.

     As a participant in the Plan you will not realize any taxable income when you receive certificates for whole Shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize gain or loss (which, for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged after your withdrawal from or the termination of the Plan. If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

28.  WHAT IS THE RESPONSIBILITY OF IRET AND THE AGENT UNDER THE PLAN?

     Neither IRET nor the Agent nor its nominees, in administering the Plan, will accept liability for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

     NEITHER IRET NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

29.  How are income tax withholding provisions applied to participants?

     In the case of foreign participants who elect to have their dividends reinvested and whose dividends are subject to United States income tax withholding, an amount equal to the dividends payable to such participants who elect to reinvest dividends, less the amount of tax required to be withheld, will be applied by the Agent to the purchase of Shares. A Form 1042S, mailed to each foreign participant after the final purchase of the calendar year, will show the amount of tax withheld in that year. A Form 1099 will be mailed to domestic participants in the event that Federal income tax withholding is imposed in the future on dividends to domestic participants.

30.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     IRET reserves the right to modify, suspend or terminate the Plan at any time. All participants will receive notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. IRET also reserves the right to adopt, and from time to time change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to IRET.

     The purpose of the Plan is to provide shareholders with a systematic and convenient method of investing dividends for long-term investment. Use of the Plan for any other purpose is prohibited.

                                   USE OF PROCEEDS

IRET has no basis for estimating precisely either the number of Shares that ultimately may be sold pursuant to the Plan or the prices at which such shares will be sold. However, IRET proposes to use the net proceeds from the sale of Shares pursuant to the Plan, when and as received, to make investments in real estate and for other business purposes. IRET considers the Plan to be a cost-effective means of expanding its equity capital base and furthering its investment objectives while at the same time benefitting holders of its Shares.

                                       EXPERTS

The consolidated balance sheets of IRET as of April 30, 1998 and 1997 and consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended April 30, 1998, included in IRET's Annual Report on Form 10-K, have been incorporated by reference herein and in the registration statement in reliance upon the report of Brady, Martz
& Associates, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   INDEMNIFICATION

The Restated Declaration of Trust of IRET indemnifies its trustees and agents against certain expenses, judgments, fines and amounts incurred in connection with such person's employment by IRET. IRET's By-laws provide for indemnification of trustees and officers to the full extent permitted or allowed under North Dakota law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers or persons controlling IRET pursuant to the foregoing provisions, IRET has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          Inapplicable.

Item 15.  Indemnification of Directors and Officers.

          Under its Declaration of Trust, no Trustee, Officer or agent of IRET is liable except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties. Trustees are entitled to indemnification (unless the above exceptions apply).

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions to directors, officers, or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and in the Commission's opinion is unenforceable.

Item 16.  Exhibits.

Exhibit
Number           Description of ExhibitFiled herewith:
 4(c)            Specimen Authorization Card
 5               Opinion of Pringle & Herigstad, P.C.

23               Consent of Brady, Martz & Associates, P.C.


Item 17.  Undertakings.

          IRET hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                       II

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Minot, North Dakota, on November 12, 1998.

                                       INVESTORS REAL ESTATE TRUST


                                       By
                                          ----------------------------
                                          Thomas A. Wentz
                                          Vice-President

                                       III

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                      Date


                             Trustee and Chairman        November 12, 1998
------------------------
Ralph A. Christensen

                             Trustee and Vice Chairman   November 12, 1998
------------------------
Mike F. Dolan

                             Trustee                     November 12, 1998
------------------------
John F. Decker

                             Trustee                     November 12, 1998
------------------------
Patrick G. Jones

                             Trustee                     November 12, 1998
------------------------
J. Norman Ellison

                             Trustee                     November 12, 1998
------------------------
Daniel L. Feist

                             Trustee                     November 12, 1998
------------------------
Thomas A. Wentz, Jr.

                             Trustee and Vice-Chairman   November 12, 1998
------------------------
Jeff Miller

                             President                   November 12, 1998
------------------------
Roger R. Odell

                             Vice-President              November 12, 1998
------------------------
Thomas A. Wentz

                             Vice-President              November 12, 1998
------------------------
Timothy P. Mihalick

                             Secretary                   November 12, 1998
------------------------
Diane K. Bryantt

                             Trustee                     November 12, 1998
------------------------
C. Morris Anderson

                                       IV

                                    EXHIBIT INDEX

Exhibit
Number              Description of Exhibit
Filed herewith:
 4(c)               Specimen Authorization Card.

 5                  Opinion of Pringle & Herigstad, P.C.

23                  Consent of Brady, Martz & Associates, P.C.


                                       V